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                                                               Exhibit No. 23.2

KPMG LLP

   2001 M Street, N.W.
   Washington, DC 20036

                              ACCOUNTANTS' CONSENT

The Board of Directors
MeriStar Hotels & Resorts, Inc.

We consent to the use of our report on the consolidated financial statements of MeriStar Hotel & Resorts, Inc. as of December 31, 1999 and 1998 and for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999 annual report of Form 10-K of MeriStar Hotels & Resorts, Inc. incorporated by reference on Form S-4 of MeriStar Hotels & Resorts, Inc.


/s/ KPMG LLP
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KPMG LLP

Washington, D.C.
April 28, 2000